UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2021

INLAND REAL ESTATE INCOME TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55146	45-3079597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01Other Events.

Distribution to Stockholders of Record as of June 30, 2021

The board of directors (the “Board”) of Inland Real Estate Income Trust, Inc. (“we” or the “Company”) has authorized a distribution on its common stock in the amount of $0.135600 per share to stockholders of record as of June 30, 2021, that will be paid on or about July 26, 2021. The distribution will be paid in cash or reinvested in shares of the Company’s common stock for stockholders participating in the Company’s distribution reinvestment plan.

Reinstatement of Distribution Reinvestment Plan

The Company hereby announces the reinstatement and lifting of the suspension of its Distribution Reinvestment Plan (DRP). The effective date of the DRP reinstatement is July 22, 2021. The Company had suspended the DRP effective on June 6, 2020, in the face of the uncertainties surrounding the COVID-19 pandemic at that time.

Reinstatement of Share Repurchase Program (the “SRP”), Fourth Amendment and Restatement of the SRP and Repurchase to Occur on August 16, 2021

The Company also hereby announces the reinstatement and lifting of the suspension of its share repurchase program and its adoption of the fourth amendment and restatement of the program. The Company had suspended the SRP effective on June 26, 2020, in the face of the uncertainties surrounding the COVID-19 pandemic at that time. The effective date of the SRP reinstatement and the new Fourth Amended and Restated Share Repurchase Program (the “Fourth SRP”) is August 12, 2021.

Our Board has amended and restated the SRP primarily to accommodate requests for Exceptional Repurchases the deadline for which overlapped with the aforementioned suspension of the SRP. Pursuant to the Fourth SRP, any written request for treatment as an Exceptional Repurchase due to the death or qualifying disability of an owner that occurred between June 1, 2019, and May 31, 2020, (inclusive) will be timely received if received by the Company no later than January 31, 2022, and any written request for treatment as an Exceptional Repurchase due to the death or qualifying disability of an owner that occurred between June 1, 2020, and July 31, 2021, (inclusive) will be timely received if received by the Company no later than July 31, 2022.

The Company also hereby announces that it expects to repurchase shares of the Company’s common stock, subject to the funding limit and the other terms and conditions of the SRP, on or about August 16, 2021. Requests for repurchase received on or before July 30, 2021, that are in good order and submitted in accordance with the terms and conditions of the SRP will be eligible to be considered for repurchase in the aforementioned August 16, 2021, repurchase. Per the Company’s letter to stockholders dated May 27, 2020, any unfulfilled repurchase requests that were in good order and accepted for processing have automatically rolled over and remain as repurchase requests under the terms and conditions of the SRP following the reinstatement, unless the stockholder has withdrawn the request for repurchase. Repurchases of shares requested following a stockholder’s death or qualifying disability (Exceptional Repurchases) have priority under the SRP over other repurchases (Ordinary Repurchases), and the Company expects that Exceptional Repurchases will consume all of the funds available for the August 16, 2021 repurchase.

The description of the Fourth SRP in this Current Report on Form 8-K is a summary and does not purport to describe all of the changes to the SRP and is qualified in its entirety by the terms of the Fourth SRP attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
4.1	Fourth Amended and Restated Share Repurchase Program effective August 12, 2021

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” which are not historical facts, within the meaning of the Private Securities Litigation Reform Act of 1995.  The statements may be identified by terminology such as “may,” “can,” “would,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “seek,” “appear,” or “believe.”  Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the uncertainties related to general economic conditions, the effects of the COVID-19 pandemic and measures taken to combat it, competition for our tenants from internet retailers, unforeseen events affecting the commercial real estate industry, retail real estate, or particular markets, and other factors detailed under Risk Factors in our most recent Form 10-K as of December 31, 2020, filed on March 18, 2021, and subsequent Form 10-Qs on file with the SEC.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  You should exercise caution when considering forward-looking statements and not place undue reliance on them.  Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein.  Except as required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE INCOME TRUST, INC.

Date: June 29, 2021	By:	/s/ Mitchell A. Sabshon
	Name:	Mitchell A. Sabshon
	Title	President and Chief Executive Officer